UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 18, 2022

HBT FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39085	37-1117216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 North Hershey Road Bloomington, Illinois		61704
(Address of principal executive offices)		(Zip Code)

(888) 897-2276

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 23, 2022, HBT Financial, Inc. (the “Company”) announced that Patrick F. Busch, Executive Vice President and Chief Lending Officer, will transition from the positions of Executive Vice President and Chief Lending Officer of the Company and President and Chief Lending Officer of Heartland Bank and Trust Company (the “Bank”), effective December  31, 2022. The Company further announced that J. Lance Carter will be appointed President of the Bank, and Lawrence J. Horvath will be appointed Executive Vice President and Chief Lending Officer of the Company and the Bank, all effective January 1, 2023.

Mr. Carter, age 51, currently serves as the President and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of the Bank. Following his appointment as President of the Bank, Mr. Carter will continue to serve as President and Chief Operating Officer of the Company and as Chief Operating Officer of the Bank.

Mr. Carter is not related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, and there are no arrangements or understandings between Mr. Carter and any other person pursuant to which he was selected as President of the Bank, nor is the Company aware, after inquiry of Mr. Carter, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Mr. Horvath, age 59, currently serves as the Executive Vice President and Regional Senior Lending Manager for the Bank.

Mr. Horvath is not related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, and there are no arrangements or understandings between Mr. Horvath and any other person pursuant to which he was selected as Executive Vice President and Chief Lending Officer of the Company and the Bank, nor is the Company aware, after inquiry of Mr. Horvath, of any related-party transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Mr. Busch has served as the Executive Vice President of the Company since 2009 and Chief Lending Officer of the Company since December 2018. Mr. Busch was appointed as the President and Chief Lending Officer of the Bank in March 2010. Mr. Busch will continue to serve in these positions until December 31, 2022. Beginning January 1, 2023, Mr. Busch will remain employed with the Bank as Vice Chairman. Mr. Busch will also remain a member of both the Company and the Bank boards of directors. On November 18, 2022, the Company, the Bank and Mr. Busch entered into an amendment to his employment agreement, providing that such employment agreement will terminate as of December 31, 2022, and be without further effect, except that Mr. Busch will continue to be eligible to receive an annual incentive bonus and an annual LTI award with respect to 2022 performance, and will continue to be subject to the restrictive covenants described in the employment agreement while employed with the Bank. Beginning January 1, 2023, Mr. Busch will receive an annual base salary of $280,000. Mr. Busch will be eligible to receive bonuses, LTI awards or other incentive compensation as may be determined by the board of directors.

The foregoing description of the amendment of Mr. Busch’s existing employment agreement is qualified in its entirety by the terms and conditions of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01.  Regulation FD Disclosure.

On November 23, 2022, the Company issued a press release announcing the executive officer transition plan for Mr. Busch and Mr. Horvath. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

10.1	Amendment to Amended and Restated Employment Agreement, dated November 18, 2022, by and among HBT Financial, Inc., Heartland Bank and Trust Company and Patrick F. Busch.

99.1	Press Release issued November 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HBT FINANCIAL, INC.

	By:	/s/ Matthew J. Doherty
Name: Matthew J. Doherty
Title: Chief Financial Officer

Date: November 23, 2022